United States
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 30, 2009

Community Capital Corporation
(Exact name of registrant as specified in its charter)

South Carolina	0-18460	57-0866395
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1402-C Highway 72, Greenwood, South Carolina	29649
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (864) 941-8200

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On October 30, 2009, Community Capital Corporation (the "Company") issued a press release announcing it results of operations for the nine months and three months ended September 30, 2009. The press release is attached to this current report as Exhibit 99.1.

The information contained in this Item 2.02 is being "furnished" and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section. The information in Exhibit 99.1 furnished pursuant to this Item 2.02 shall not be incorporated by reference into any registration statement or other documents pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or into any filing or other document pursuant to the Exchange Act except as otherwise expressly stated in any such filing.

Item 8.01. Other Events.

On October 30, 2009, the Company issued a press release announcing the completion of its offering of common stock. The press release is attached to this current report as Exhibit 99.1.

The information contained in this Item 8.01 is being "furnished" and shall not be deemed "filed" for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. The information in Exhibit 99.1 furnished pursuant to this Item 8.01 shall not be incorporated by reference into any registration statement or other documents pursuant to the Securities Act, or into any filing or other document pursuant to the Exchange Act except as otherwise expressly stated in any such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 30, 2009.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Community Capital Corporation
Date: October 30, 2009	By: /s/ R. WESLEY BREWER R. Wesley Brewer Chief Financial Officer, Executive Vice President, and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated October 30, 2009.